UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 26, 2016

KinerjaPay Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168068

Delaware	42-1771817
(State of Incorporation)	(I.R.S. Employer Identification No.)

Jl. Multatuli, No.8A, Medan Indonesia	20151
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: +62-819-6016-168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(i) On August 31, 2016, KinerjaPay Corp., a Delaware corporation (the "Registrant") and PT. Kinerja Pay Indonesia ("PT. Kinerja Pay"), a wholly-owned Indonesian subsidiary of the Registrant, entered into an a Service Agreement with Black Grace Investment Ltd, organized under the laws of the British Virgin Island ("Black Grace") and its affiliate, PT. Pay Secure Online Indonesia, organized under the laws of Indonesia ("PT. PaySec"). Pursuant to the terms of the Agreement, PT/ PaySec shall grant PT. Kinerja Pay the right to use the PT. PaySec's payment services in consideration of the revenue sharing arrangement with PT. PaySec. As a consideration for the use of PT PaySec's payment services, the Company agreed to issue two hundred thousand (200,000) restricted shares of the Company's common stock to Black Grace or its designee. As further consideration for the use of PT PaySec's payment services, the Parties agreed that they shall share all of the net revenues generated from the use of the payment services and e-wallet and payment gateway technology on a 50/50 basis. This Agreement is attached hereto as Exhibit 10.30.

(ii) On September 8, 2016, PT. Kinerja Pay entered into a second Cooperation and Service Agreement with PT. Indonesia Enam Dua, organized under the laws of Indonesia ("PT.IED"). PT.IED owns and operates 62hall.co.id, an integrated wholeseller and online shop that provides, among other things, a wide range of products and services for sale online, an online search engine for vendors products and services and extensive customer services. Pursuant to the terms of the Agreement, the parties agreed to cooperate and share resources in develop PT. Kinerja Pay's new eCommerce portal, KinerjaMall.com (the "Portal"). In consideration for PT.IED's services, the parties agreed to allocate the profits, defined as an item's selling price on the Portal minus the cost price of the item sold on the Portal, 90% to PT.KPAY and 10% to PT.IED. This Agreement is attached hereto as Exhibit 10.31.

Item 8.01 Other Events.

In connection with the execution and delivery of the Agreement, Black Grace executed a subscription agreement with the Company pursuant to which it agreed to subscribe for and purchase an aggregate of $500,000 of the Company's securities. To date, the Company has received a total of $150,000 and expects that it will receive the remaining $350,00 during the week commencing September 25, 2016.

In addition, the Company is reporting that during the quarter ending September 30, 2016, it has recognized its initial revenues of approximately $26,000 from its eCommerce business, to date, and expects to recognize additional revenues before the end of the quarter, with increasing revenues being recognized during the 4th quarter of 2016 and thereafter.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.30	Cooperation and Service Agreement dated August 31, 2016, filed herewith.
10.31	Cooperation and Service Agreement dated September 8, 2016, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KinerjaPay Corp.

By:	/s/ Edwin Witarsa Ng
Name:	Edwin Witarsa Ng
Title:	Chief Executive Officer

Date: September 26, 2016